Taxation of Deferred Compensation and Discounted Stock Options: IRC Section 409A December 14, 2005 Exhibit 99.8

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General Effective Date of 409A
• Section 409A is effective for:
– Amounts deferred in taxable years beginning after
December 31, 2004; and
– Amounts deferred in taxable years beginning
before January 1, 2005 if the plan under which the
deferral is made is materially modified after
October 3, 2004

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What does 409A do?
• Provides operating rules for deferred
compensation
– Definition of deferred compensation
– Election rules
– Distribution rules
• What if the operating rules aren’t followed?
– Immediate income taxation at vesting
– 20% excise tax
– Interest penalty

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Deferred Compensation:  “Mind the Gap”
• Legally binding right to compensation received
in one taxable year, with actual or constructive
receipt of income in another
– No legally binding right if service recipient has
discretion to reduce compensation after the services
are performed
– Legally binding right does exist if:
• Discretion is available only on a condition
• Lacks substantive significance

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When is equity NOT deferred compensation?
• If nonqualified stock options and stock appreciation
rights (payable in cash or stock) are:
– The equity right is on service recipient stock;
– The exercise price of the equity right equals the stock’s FMV on date of grant;
– The equity right does not include any feature for the deferral of compensation later than exercise or disposition;
• Right to receive dividends before exercise must be provided for in a separate agreement that complies with section 409A
– The number of shares subject to the equity rights fixed on the original date of grant of the options.
• Incentive stock options

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Determine FMV of Publicly Traded Stock
• Last sale before or first sale after grant
• Closing price on the trading day before or the
trading day of the grant
• Any other reasonable basis using actual transactions
in such stock
• An average over a period within 30 days before or
after the grant if:
– The commitment to grant the stock at this valuation is
irrevocable before beginning of specified period
– Used consistently for the same and substantially similar
programs

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Short-Term Deferral Exception
• Compensation actually or constructively received
by the 15
th
day of the 3
rd
month following the
end of the service provider or recipient’s taxable
year in which the service provider becomes
vested

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Short-Term Deferral Exception
• Applies even with administrative delays if
unforeseeable when legally binding right
arose
– Does not include an action or failure to take action
by the employee, such as failure to provide
necessary information
• Payments must be made as soon as
reasonably practicable

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At the time the tender offer has commenced, NVIDIA will provide option holders who are eligible to participate in the tender offer with written materials explaining the precise terms and timing of the tender offer .
Persons who are eligible to participate in the tender offer should read these written materials carefully when they become available because they will contain important information about the tender offer. NVIDIA will also file these written materials with the U.S. Securities and
Exchange Commission as part of a tender offer statement upon the commencement of the tender offer. NVIDIA stockholders and option holders will be able to obtain these written materials and other documents filed by NVIDIA with the U.S. Securities and Exchange
Commission free of charge from the U.S. Securities and Exchange
Commission's website at www.sec.gov.
In addition, stockholders and
option holders may request a free copy of the tender offer statement and other documents related to the tender offer from NVIDIA following such time that such documents become available.